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                              [Sidley Letterhead]



                                                                       EXHIBIT 5



                                 March 27, 1996


Board of Directors
American Shared Hospital Services
Four Embarcadero Center, Suite 3620
San Francisco, California  94111

                 Re:  Common Shares and Warrants

Gentlemen:

                 We refer to the Registration Statement on Form S-1 (File No. 33-63721) (the "Registration Statement") filed by American Shared Hospital Services, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for sale by certain securityholders of 1,290,853 common shares, no par value, of the Company (the "Common Shares"), 441,147 warrants to purchase Common Shares (the "Warrants") and the 441,147 Common Shares underlying such Warrants (the "Warrant Shares") (the Common Shares, Warrants and Warrant Shares are referred to herein collectively as the "Registered Securities").

                 We are familiar with the proceedings to date with respect to the registration and proposed sale of the Registered Securities and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                 Based on the foregoing, we are of the opinion that:

                          1.      The Company is duly incorporated and validly
existing under the laws of the State of California.

                          2.      The Common Shares have been duly authorized
and validly issued by the Company, and are fully paid and non-assessable.
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                                                                     Exhibit 5
Board of Directors
March 27, 1996
Page 2

                          3.      The Warrants have been duly authorized and
validly issued by the Company. The Company has duly and validly reserved a sufficient number of shares of its common stock to be delivered upon exercise of the Warrants in accordance with their respective terms, and such Warrant Shares, when issued as provided in the Warrants, and upon payment to the Company of the exercise price provided for therein, will be duly and validly issued, fully paid and non-assessable.

                 We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the resale of the Registered Securities.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,



                                    SIDLEY & AUSTIN


Los Angeles, California